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                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated June 19, 1998, on our audit of the statement of revenues and certain expenses of the Fashion Place Property for the year ended December 31, 1997, our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Valley Fair Property for the year ended December 31, 1997, our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Park Meadows Mall Property for the year ended December 31, 1997, and our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Bridgewater Commons Property, which reports are included in this filing on Form 8-K/A.



                                              PRICEWATERHOUSECOOPERS LLP
Newport Beach, California
February 16, 1999